UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2012

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 18, 2012, MGM China Holdings Limited (“MGM China”), an indirect subsidiary of MGM Resorts International (the “Company”), with its ordinary shares listed on The Stock Exchange of Hong Kong Limited, announced that MGM Grand Paradise, S.A. (“MGM Grand Paradise”), a wholly owned subsidiary of MGM China, formally accepted the terms and conditions of a land concession contract (the “Land Concession Contract”) from the government of the Macau Special Administrative Region of the People’s Republic of China (“Macau”) to develop a five-star resort and casino on an approximately 17.8 acre site on Cotai, Macau.

The Land Concession Contract will not become effective until the Macau government publishes it in the Official Gazette of Macau (the “Publication Date”).  The initial term of the Land Concession Contract is 25 years from the Publication Date, with a right to renew such period in accordance with applicable Macau laws. Under the Land Concession Contract, MGM Grand Paradise is required to complete the development of the land within 60 months from the Publication Date.

The total land premium payable to the Macau government for the Land Concession Contract is approximately $161.4 million.  The land premium is composed of a down payment and eight additional semi-annual payments.  In addition, MGM Grand Paradise is required to pay the Macau government approximately $269,000 per year in rent during the course of development of the land and approximately $681,000 per year in rent once the development is completed.  The annual rent is subject to review by the Macau government every five years.

The foregoing description of the Land Concession Contract is qualified in its entirety by reference to the full text of the Land Concession Contract, which will be filed following the Publication Date as an exhibit to the quarterly or annual report for such period.

Item 8.01   Other Events.

On October 18, 2012, the Company issued a press release announcing formal acceptance of the Land Concession Contract.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99	Press Release, dated October 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2012
MGM Resorts International

	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Vice President, Deputy General Counsel & Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press Release, dated October 18, 2012.